JOHN HANCOCK WORLD FUND

                    John Hancock Pacific Basin Equities Fund



                Second Interim Sub-Investment Management Contract
















                                                        Dated January 31, 2001

                           JOHN HANCOCK ADVISERS, INC.
                              101 Huntington Avenue
                           Boston, Massachusetts 02199


                             JOHN HANCOCK WORLD FUND
                   - John Hancock Pacific Basin Equities Fund
                              101 Huntington Avenue
                           Boston, Massachusetts 02199


                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                                600 West Broadway
                           San Diego, California 92101


                Second Interim Sub-Investment Management Contract
                -------------------------------------------------


Ladies and Gentlemen:

         John Hancock World Fund (the "Trust") has been organized as a business trust under the laws of The Commonwealth of Massachusetts to engage in the business of an investment company. The Trust's shares of beneficial interest may be classified into series, each series representing the entire undivided interest in a separate portfolio of assets. Series may be established or terminated from time to time by action of the Board of Trustees of the Trust. As of the date hereof, the Trust has three series of shares, representing interests in John Hancock Pacific Basin Equities Fund, John Hancock Health Sciences Fund and John Hancock European Equity Fund.

         The Board of Trustees of the Trust (the "Trustees") has selected John Hancock Advisers, Inc. (the "Adviser") to provide overall investment advice and management for the John Hancock Pacific Basin Equities Fund (the "Fund"), and to provide certain other services, under the terms and conditions provided in the Investment Management Contract, dated as of the date hereof, between the Trust, the Fund and the Adviser (the "Investment Management Contract").

         The Adviser and the Trustees have selected Nicholas-Applegate Capital Management (the "Sub-Adviser") to provide the Adviser and the Fund with the advice and services set forth below, and the Sub-Adviser is willing to provide such advice and services, subject to the review of the Trustees and overall supervision of the Adviser, under the terms and conditions hereinafter set forth. The Sub-Adviser hereby represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Accordingly, the Trust, on behalf of the Fund, and the Adviser agree with the Sub-Adviser as follows:

         1. Delivery of Documents. The Trust has furnished the Sub-Adviser with copies, properly certified or otherwise authenticated, of each of the following:

         (a) Amended and Restated Declaration of Trust of the Trust, dated February 28, 1992, as amended from time to time (the "Declaration of Trust");

         (b) By-Laws of the Trust as in effect on the date hereof;

         (c) Resolutions of the Trustees approving the form of this Agreement by and among the Adviser, the Sub-Adviser and the Trust, on behalf of the Fund;

         (d) Resolutions of the Trustees selecting the Adviser as investment adviser for the Fund and approving the form of the Investment Management Contract;

         (e) the Investment Management Contract;

         (f) the Fund's portfolio compliance checklists; and

         (g) the Fund's current Registration Statement, including the Fund's Prospectus and Statement of Additional Information;

         (h) the Fund's Code of Ethics.

         The Trust will  furnish to the  Sub-Adviser  from time to time  copies,
properly  certified  or  otherwise  authenticated,   of  all  amendments  of  or
supplements to the foregoing, if any.

2. Investment Services. The Sub-Adviser will use its best efforts to provide to the Fund continuing and suitable investment advice with respect to investments, consistent with the investment policies, objectives and restrictions of the Fund as set forth in the Fund's Prospectus and Statement of Additional Information. In the performance of the Sub-Adviser's duties hereunder, subject always (x) to the provisions contained in the documents delivered to the Sub-Adviser pursuant to Section 1, as each of the same may from time to time be amended or supplemented, and (y) to the limitations set forth in the Registration Statement of the Trust, on behalf of the Fund, as in effect from time to time under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "1940 Act"), the Sub-Adviser will, have investment discretion with respect to the Fund and will, at its own expense:

         (a) furnish the Adviser and the Fund with advice and recommendations, consistent with the investment policies, objectives and restrictions of the Fund as set forth in the Fund's Prospectus and Statement of Additional Information, with respect to the purchase, holding and disposition of portfolio securities including, the purchase and sale of options;

         (b) furnish the Adviser and the Fund with advice as to the manner in which voting rights, subscription rights, rights to consent to corporate action and any other rights pertaining to the Fund's assets shall be exercised, the Fund having the responsibility to exercise such voting and other rights;

         (c) furnish the Adviser and the Fund with research, economic and statistical data in connection with the Fund's investments and investment policies;

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


         (d) submit such reports relating to the valuation of the Fund's securities as the Trustees may reasonably request;

         (e)  subject  to  prior  consultation  with  the  Adviser,   engage  in
negotiations relating to the Fund's investments with issuers, investment banking firms, securities brokers or dealers and other institutions or investors;

         (f) The Sub-Adviser shall have full authority and discretion to select brokers and dealers to execute portfolio transactions for the Fund and for the selection of the markets on or in which the transaction will be executed. In providing the Fund with investment management, it is recognized that the Sub-Adviser will give primary consideration to securing the most favorable price and efficient execution considering all circumstances. Within the framework of this policy, the Sub-Adviser may consider the financial responsibility, research and investment information and other research services and products provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Sub-Adviser's other clients may be a party. It is understood that it is desirable for the Fund that the Sub-Adviser have access to brokerage and research services and products and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Fund than broker-dealers that do not provide such brokerage and research services. Therefore, in compliance with Section 28(e) of the Securities Exchange Act of 1934 ("1934 Act"), the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, that provide brokerage and research products and/or services that charge an amount of commission for effecting securities transaction in excess of the amount of commission another broker would have charged for effecting that transaction, provided the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser for this or other advisory accounts, subject to review by the Adviser from time to time with respect to the extent and continuation of this practice. It is understood that the information, services and products provided by such brokers may be useful to the Sub-Adviser in connection with the Sub-Adviser's services to other clients;

         (g) from time to time or at any time requested by the Adviser or the Trustees, make reports to the Adviser or the Trust of the Sub-Adviser's performance of the foregoing services;

         (h) subject to the supervision of the Adviser, maintain all books and records with respect to the Fund's securities transactions required by the 1940 Act, and preserve such records for the periods prescribed therefor by the 1940 Act (the Sub-Adviser agrees that such records are the property of the Trust and copies will be surrendered to the Trust promptly upon request therefor);

         (i) give instructions to the Fund's custodian as to deliveries of securities to and from such custodian and transfer of payment of cash for the account of the Fund, and advise the Adviser on the same day such instructions are given; and

         (j) cooperate generally with the Fund and the Adviser to provide information necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including Form N-1A, periodic statements, shareholder communications and proxy materials furnished to holders of shares of the Fund, filings with state "blue sky" authorities and with United States agencies responsible for tax matters, and other reports and filings of like nature.

3. Expenses Paid by the Sub-Adviser. The Sub-Adviser will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under this Agreement, the expenses of office rent, telephone, telecommunications and other facilities it is obligated to provide in order to perform the services specified in Section 2, and any other expenses incurred by it in connection with the performance of its duties hereunder.

4. Expenses of the Fund Not Paid by the Sub-Adviser. The Sub-Adviser will not be required to pay any expenses which this Agreement does not expressly make payable by the Sub-Adviser. In particular, and without limiting the generality of the foregoing but subject to the provisions of Section 3, the Sub-Adviser will not be required to pay under this Agreement:

         (a) the compensation and expenses of Trustees and of independent advisers, independent contractors, consultants, managers and other agents employed by the Trust or the Fund other than through the Sub-Adviser;

         (b) legal, accounting and auditing fees and expenses of the Trust or the Fund;

         (c) the fees and disbursements of custodians and depositories of the Trust or the Fund's assets, transfer agents, disbursing agents, plan agents and registrars;

         (d) taxes and governmental fees assessed against the Trust or the Fund's assets and payable by the Trust or the Fund;

         (e) the cost of preparing and mailing dividends, distributions, reports, notices and proxy materials to shareholders of the Trust or the Fund except that the Sub-Adviser shall bear the costs of providing the information referred to in Section 2(j) to the Adviser;

         (f) brokers' commissions and underwriting fees; and

         (g) the expense of periodic calculations of the net asset value of the shares of the Fund.

5. Compensation of the Sub-Adviser. For all services to be rendered, facilities furnished and expenses paid or assumed by the Sub-Adviser as herein provided, for the Fund, the Adviser will pay the Sub-Adviser quarterly, in arrears a fee at the annual rate of (a) .30% of the first $100 million of the Fund's average daily net assets managed by the Sub-Adviser plus (b) the following additional amount, based on a percentage of the gross management fee pursuant to the Investment Management Contract with respect to the Fund's average daily net assets in excess of $100 million which are managed by the Sub-Adviser:

         Average Daily Net Assets                      Percentage of Gross
         Managed by Sub-Adviser                        Management Fee

More than $100 million up to $250 million              40%
More than $250 million                                 50%

         The Sub-Adviser will receive a pro rata portion of such quarterly fee for any periods in which the Sub-Adviser advises the Fund less than a full quarter. The Sub-Adviser understands and agrees that neither the Trust nor the Fund has any liability for the Sub-Adviser's compensation hereunder. Calculations of the Sub-Adviser's fee will be based on average net asset values as provided by the Adviser.

         In addition to the foregoing, the Sub-Adviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Fund for all or a portion of its expenses not otherwise required to be borne or reimbursed by it. Any such fee reduction or undertaking may be discontinued or modified by the Sub-Adviser at any time.

         The fees payable to the Sub-Adviser by the Adviser under this Sub-Investment Management Contract shall, upon receipt by the Adviser of its fees under the Investment Management Contract, be paid by the Adviser into an interest-bearing escrow account. If the holders of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund have voted to approve a new Sub-Investment Management Contract with the Sub-Adviser by May 12, 2001, the fees paid by the Adviser into such escrow account (and interest thereon) shall be paid to the Sub-Adviser. If such approval has not been obtained by May 12, 2001, this Sub-Investment Management Contract shall terminate and the Sub-Adviser shall be paid from the escrow account the lesser of: (i) the costs incurred in performing its obligations under this Sub-Investment Management Contract (plus interest earned on that amount while in escrow), or (ii) the total amount in the escrow account (plus interest earned).

6. Other Activities of the Sub-Adviser and Its Affiliates. Nothing herein contained shall prevent the Sub-Adviser or any associate of the Sub-Adviser from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, understood that officers, directors and employees of the Sub-Adviser or its affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, to other investment advisory clients of the Sub-Adviser or its affiliates and to said affiliates themselves.

7. Avoidance of Inconsistent Position. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Sub-Adviser nor any of its investment management subsidiaries nor any of such investment management subsidiaries' directors, officers or employees will act as principal or agent or receive any commission, except as may be permitted by the 1940 Act and rules and regulations promulgated thereunder. The Sub-Adviser shall not knowingly recommend that the Fund purchase, sell or retain securities of any issuer in which the Sub-Adviser has a financial interest without obtaining prior approval of the Adviser prior to the execution of any such transaction.

         Nothing herein contained shall limit or restrict the Sub-Adviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts. The Trust and Fund acknowledge the Sub-Adviser and its officers, affiliates, and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of hereunder. The Sub-Adviser shall have no obligation to acquire with respect to the Fund, a position in any investment which the Sub-Adviser, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, if in the sole discretion of the Sub-Adviser, it is not feasible or desirable to acquire a position in such investment on behalf of the Fund. Nothing herein contained shall prevent the Sub-Adviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security.

8. No Partnership or Joint Venture. The Trust, the Fund, the Adviser and the Sub-Adviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

9. Name of the Trust, the Fund and the Sub-Adviser. The Trust and the Fund may use the name "John Hancock" or any name or names derived from or similar to the names "John Hancock Advisers, Inc." or "John Hancock Life Insurance Company" only for so long as this Agreement remains in effect. At such time as this Agreement shall no longer be in effect, the Trust and the Fund will (to the extent that they lawfully can) cease to use such a name or any other name indicating that the Fund is advised by or otherwise connected with the Adviser. The Fund acknowledges that it has adopted the name John Hancock Pacific Basin
Equities Fund through permission of John Hancock Life Insurance Company, a Massachusetts insurance company, and agrees that John Hancock Life Insurance Company reserves to itself and any successor to its business the right to grant the nonexclusive right to use the name "John Hancock" or any similar name or names to any other corporation or entity, including but not limited to any investment company of which John Hancock Life Insurance Company or any subsidiary or affiliate thereof shall be the investment adviser.

         In addition, the Fund and the Trust hereby consent to the reasonable use of the name of the Fund in marketing/client materials developed and distributed by or on behalf of Sub-Adviser. In addition, it is understood that the name "Nicholas-Applegate" or the name of any of its affiliates, or any derivative associated with those names, are the valuable property of the Sub-Adviser and its affiliates and that the Fund, Trust and/or the Adviser have the right to use such name(s) or derivative(s) in offering materials and sales literature so long as this Agreement is in effect. Upon termination of the Agreement, such authorization shall forthwith cease to be in effect.

10. Limitation of Liability of Sub-Adviser. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Sub-Adviser's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also employed by the Sub-Adviser, who may be or become an employee of and paid by the Trust or the Fund shall be deemed, when acting within the scope of his employment by the Trust or the Fund, to be acting in such employment solely for the Trust or the Fund and not as the Sub-Adviser's employee or agent.

11. Duration and Termination of this Agreement. This Agreement shall remain in force until May 12, 2001 or shareholder approval of a new Agreement. This Agreement may, on 10 days' written notice, be terminated at any time without the payment of any penalty by the Trust or the Fund by vote of a majority of the outstanding voting securities of the Fund, by the Trustees, the Adviser or the Sub-Adviser. Termination of this Agreement with respect to the Fund shall not be deemed to terminate or otherwise invalidate any provisions of any contract between the Sub-Adviser and any other series of the Trust. This Agreement shall automatically terminate in the event of its assignment or upon termination of the Investment Management Contract. In interpreting the provisions of this
Section 11, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "assignment," "interested person" or "voting security"), shall be applied.

12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement shall be effective until approved by
(a) the Trustees, including a majority of the Trustees who are not interested persons of the Adviser, the Sub-Adviser, or (other than as Board members) of the Trust or the Fund, cast in person at a meeting called for the purpose of voting on such approval, and (b) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act.

13. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

14. Severability. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be deemed invalid or unenforceable in whole or in part.

15. Miscellaneous. (a) The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The name John Hancock World Fund is the designation of the Trustees under the Amended and Restated Declaration of Trust dated February 28, 1992, as amended from time to time. The Declaration of Trust has been filed with the Secretary of The Commonwealth of Massachusetts. The obligations of the Trust and the Fund are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Fund, but only the Fund's property shall be bound. The Trust or the Fund shall not be liable for the obligations of any other series of the Trust. (b) Any information supplied by the Sub-Adviser, which is not otherwise in the public domain, in connection with the performance of its duties hereunder is to be regarded as confidential and for use only by the Fund and/or its agents, and only in connection with the Fund and its investments.

16. Nicholas-Applegate undertakes to promptly notify Fund of any change in its general partner(s).

17. The Fund agrees to obtain and maintain insurance coverage satisfying any insurance requirements under the 1940 Act, to carry errors and omissions coverage in the amount of $10,000,000.

18. The Adviser has received from Sub-Adviser and reviewed the disclosure statement or "brochure" required to be delivered pursuant to Rule 204-3 of the Act (the "Brochure"), which Brochure was received and reviewed by the Adviser more than 48 hours prior to entering into this Agreement.

                             Yours very truly,

                             JOHN HANCOCK WORLD FUND on behalf
                             of John Hancock Pacific Basin Equities Fund

                             By:    /s/Maureen R. Ford
                                    ------------------
                                    President

The foregoing contract is hereby agreed to as of the date hereof.

JOHN HANCOCK ADVISERS, INC.

By:  /s/Maureen R. Ford
     ------------------
         President

NICHOLAS-APPLEGATE CAPITAL MANAGEMENT

By:  E. Blake Moore, Jr.
     -------------------
Name:  E. Blake Moore, Jr.
                         -
Title:   General Counsel



s:\funds\world\PacificBasin\nicholassubinv2.doc


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